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Exhibit 9.1

REDDY ICE HOLDINGS, INC.
SHAREHOLDERS AGREEMENT

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9.		LEGENDS	29
	9.1.	Restrictive Legends	29
	9.2.	Securities Act Legends	29
	9.3.	Stop Transfer Instruction	30
	9.4.	Termination of Certain Restrictions	30
10.		AMENDMENT, TERMINATION, ETC.	30
	10.1.	Oral Modifications	30
	10.2.	Written Modifications	30
	10.3.	Termination	30
11.		DEFINITIONS	30
	11.1.	Certain Matters of Construction	30
	11.2.	Definitions	30
12.		MISCELLANEOUS	37
	12.1.	Authority; Effect	37
	12.2.	Notices	37
	12.3.	Binding Effect, etc.	38
	12.4.	Exercise of Rights and Remedies	38
	12.5.	Descriptive Headings	38
	12.6.	Counterparts	38
	12.7.	Severability	38
	12.8.	Register	38
13.		GOVERNING LAW, ETC.	38
	13.1.	Governing Law	38
	13.2.	Consent to Jurisdiction	38
	13.3.	WAIVER OF JURY TRIAL	39

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Reddy Ice Holdings, Inc.

Shareholders Agreement

        This Shareholders Agreement (the "Agreement") is made as of August 14, 2003 by and among:

  (a)
  Reddy Ice Holdings, Inc., a Delaware corporation, formerly named CAC Holdings Corp. (the "Company");

  (b)
  each of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC MB Inc. (together with any Permitted Transferee thereof, collectively, the "Trimaran Investors");

  (c)
  each of Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., Bear Stearns MB-PSERS II, L.P., The BSC Employee Fund III, L.P. and The BSC Employee Fund IV, L.P. (together with any Permitted Transferee thereof, collectively, the "BSMB Investors" and, the Trimaran Investors, as a group, and BSMB Investors, as a group, each a "Sponsor Investor" and together, the "Sponsor Investors");

  (d)
  each of the Persons (as hereinafter defined) executing this Agreement and identified as a "Management Investor" on such Person's signature page hereto (together with any Permitted Transferee thereof, collectively, the "Management Investors" and, collectively with the Sponsor Investors, the "Shareholders");

Recitals

        1.     Pursuant to the Agreement and Plan of Merger, dated as of May 12, 2003 (the "Merger Agreement"), by and among the Company, Cube Acquisition Corp., a Texas corporation ("Cube Acquisition"), and Packaged Ice, Inc., a Texas corporation, to be renamed Reddy Ice Group, Inc. upon the effectiveness of the Merger ("Reddy Ice Group"), Cube Acquisition will merge with and into Packaged Ice, Inc. with Reddy Ice Group surviving as the continuing corporation and a wholly-owned subsidiary of the Company (the "Merger").

        2.     Pursuant to the Subscription Agreements, the parties thereto have subscribed for and, at or prior to the effectiveness of the Merger, shall purchase equity of the Company in accordance with the terms of the Subscription Agreements.

        3.     In connection with the issuance to the Shareholders of an aggregate of 94,050 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 94,050 shares of the Company's 12% Cumulative Redeemable Preferred Stock, Series A (the "Preferred Stock") concurrently with the closing of the Merger and pursuant to the Subscription Agreements, the Company, the Sponsor Investors and the Management Investors believe that it is in the best interests of the Company and the Shareholders to enter into a single agreement setting forth the respective rights of the Company and the Shareholders as set forth in this Agreement.

        4.     It is intended that the appointment of the initial members to the Board pursuant to Section 1.5 hereof also constitute the written consent of the shareholders in lieu of a meeting pursuant to Section 228 of the Delaware General Corporate Law.

Agreement

        Therefore, the parties hereto hereby agree as follows:

1.     EFFECTIVENESS; ENTIRE AGREEMENT; DEFINITIONS

        1.1.  Effectiveness. This Agreement shall become effective upon execution hereof by the Company, each Trimaran Investor, each BSMB Investor and each Management Investor.

        1.2.  Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements

(other than the Monitoring and Management Services Agreement, the Employment Agreements, the Indemnification Agreements, the Option Plan and the Option Agreements), whether written or oral, with respect to such subject matter, including without limitation:

    (a)
    the Investor Subscription Agreement, which, except with respect to those provisions of the Investor Subscription Agreement which shall survive the closing of the Merger, shall terminate upon the effectiveness of the Merger and the purchase of equity of the Company in accordance with its terms and be replaced with the terms hereof by agreement of the Company, the Sponsor Investors and the Senior Managers, each being party hereto; and

    (b)
    the Managers' Subscription Agreement, which, except with respect to those provisions of the Managers' Subscription Agreement which shall survive the closing of the Merger, shall terminate upon the effectiveness of the Merger and the purchase of equity of the Company in accordance with its terms and be replaced with the terms hereof by agreement of the Company, the Sponsor Investors and the Management Investors other than the Senior Managers, each being party hereto; and

    (c)
    Section 2.06 of the Agreement Among Bidders, which is hereby terminated and replaced with the terms hereof by agreement of the parties thereto.

        1.3.  Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 11.

        1.4.  Representations and Warranties. Each party hereto represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, and (b) such party has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with or violates any provision of this Agreement. No party to this Agreement shall grant any proxy or become party to any voting trust or other agreement which conflicts with or violates any provision of this Agreement.

        1.5.  Corporate Governance.

          1.5.1. Upon and after the effectiveness of the Merger, each Shareholder and each of its Permitted Transferees shall vote or cause to be voted all shares of Common Stock owned or hereafter acquired (whether by purchase or otherwise) by each such Shareholder or Permitted Transferee, as the case may be, or over which each such Shareholder or Permitted Transferee, as the case may be, has control, and shall take all other necessary actions within its control, in order to cause:

    (a)
    the number of directors on the Board to initially be eight, with such number to be increased to ten upon the election of the two independent directors contemplated by subsection (b)(iii) below, subject in any case to the provisions of Sections 1.5.1(b)(iv) and 1.5.7;

    (b)
    the election to the Board of:

    (i)
    three directors designated jointly by the Trimaran Investors and any of their Affiliates that may become transferees of the Common Stock held by them (the "Trimaran Directors");

    (ii)
    three directors designated jointly by the BSMB Investors and any of their Affiliates that may become transferees of the Common Stock held by them (the "BSMB Directors");

      (iii)
      two independent directors designated jointly by the Trimaran Investors and the BSMB Investors; and

      (iv)
      William P. Brick and Jimmy C. Weaver for so long as each shall remain Chief Executive Officer and Chief Operating Officer, respectively, of Reddy Ice Group or, if neither Mr. Brick nor Mr. Weaver shall be so elected, the election to the Board of one director designated by the holders of the majority of the Shares of Common Stock held by Management Investors who are employees of the Company or one or more of its Subsidiaries at such time (the "Management Directors");

    (c)
    in the event of any vacancy in the Board occurring for any reason, the filling of the vacancy in such a manner that the Board will be comprised of the number of directors on the Board immediately prior to such vacancy, subject to the provisions of Sections 1.5.1(b)(iv) and 1.5.7, designated as set forth above; and at the written request of the Trimaran Investors, the BSMB Investors or the holders of the majority of the Shares of Common Stock held by the Management Investors who are employees of the Company or one or more of its Subsidiaries at such time, the removal or replacement of any of the directors designated by such Shareholders;

    (d)
    the initial members of the Board from and after the Effective Time to be:

        William P. Brick
        Jimmy C. Weaver
        Philip M. Carpenter III
        Robert J. Fioretti
        Andrew R. Heyer
        David E. King
        Douglas R. Korn
        William P. Phoenix

      and two additional members designated in accordance with Section 1.5.1(b)(iii); and

    (e)
    the initial chairman of the Board (the "Chairman") to be William P. Brick.

          1.5.2. The Company shall use its reasonable best efforts to cause any designees selected in accordance with this Agreement to be elected to the Board. Each Shareholder shall vote such Shareholder's Shares of Common Stock at any regular or special meeting of shareholders of the Company or in any written consent executed in lieu of such a meeting of shareholders and shall take all other actions necessary or desirable (whether in such Shareholder's capacity as Shareholder or otherwise, including, without limitation, causing any directors to take all such necessary action, whether at a meeting or by an action by written consent in lieu of a meeting) to ensure that the certificate of incorporation and by-laws of the Company do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.

          1.5.3. Meetings of the Board and any committee thereof shall be held at the principal offices of the Company or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board; provided that there shall be at least one meeting held during each fiscal quarter. Special meetings of the Board or any committee thereof may be called by any director (or, in the case of a special meeting of any committee of the Board, by any member thereof) on at least ten days' prior notice to the other directors, which notice shall state the purpose or purposes for which such meeting is being called; provided, however, that any special meeting of the Board called in respect of a Company Offer Notice pursuant to Section 2.1.3(c)(ii) may be called by any director on at least two days' prior notice to the other directors. The Company shall pay all reasonable out-of-pocket expenses incurred by any director in connection with the participation by directors in attending meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of any Subsidiaries of the Company. The directors of the Company shall be indemnified by the Company pursuant to the Indemnification Agreements.

          1.5.4. Except as otherwise required by law or the certificate of incorporation of the Company, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present, including, subject to the provisions of Section 1.5.7, at least one Trimaran Director and at least one BSMB Director, at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Unless otherwise provided in the certificate of incorporation or by-laws of the Company, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

          1.5.5. [reserved]

          1.5.6. If at such time there is an independent director on the Board who is a financial expert (within the meaning of Item 401(h) of Regulation S-K issued under the Securities Act and the Exchange Act), the audit committee of the Board shall include one independent director elected to the Board in accordance with Section 1.5.1(b)(iii) who is a financial expert. Each committee of the Board, except for the audit committee, the compensation committee and such other committees that by law, applicable exchange rule or as the Board may otherwise determine must be comprised solely of non-employee directors, shall include one Management Director. Subject to the provisions of Section 1.5.7 and except as prohibited by law or applicable exchange rule, all matters decided by any committee of the Board shall require the affirmative vote of both a Trimaran Director and a BSMB Director who are members of such committee.

          1.5.7. If at any time either the Trimaran Investors, in the aggregate, or the BSMB Investors, in the aggregate, shall have transferred more than 10% of the Shares of Common Stock held by them at the closing of the Merger (other than pursuant to Section 4.1.1), then, if following such transfer, the transferring party and its Affiliates shall hold less than 35% of the aggregate Shares of Common Stock held by the Trimaran Investors and the BSMB Investors and their permitted Affiliate transferees, then the Sponsor Investor group of which such transferring party is a member shall lose one of its Board seats pursuant to Section 1.5.1(b)(i) or 1.5.1(b)(ii), as applicable, and shall lose its rights provided for in Sections 1.5.4, 1.5.6 and 1.5.8 to require approval by one of the transferring party's elected directors of all Board, committee and Executive Committee actions.

          1.5.8. To the extent permitted by applicable law, all matters that may be delegated to a committee of the Board may be delegated to a committee (the "Executive Committee") consisting of one Trimaran Director, one BSMB Director and one Management Director. Subject to the provisions of Section 1.5.7, all matters decided by the Executive Committee shall require the affirmative vote of both the Trimaran Director and the BSMB Director.

          1.5.9. The parties to this Agreement shall, following the Initial Public Offering, modify the provisions of this Section 1.5 to the extent necessary to cause the composition of the Board and the committees thereof to be consistent with that of a public company.

        1.6.  Deadlock.

          1.6.1. In the event that the Board fails to approve a proposed Material Approval Resolution due to the deciding vote of either the Trimaran Directors or the BSMB Directors (in such case, the "Vetoing Directors"), the directors designated by the Sponsor Investor whose directors voted to approve the Material Approval Resolution (the "Non-Vetoing Directors") shall have the right to determine that discussions concerning such Material Approval Resolution shall continue as set forth in this Section 1.6. The Sponsor Investors agree that if the Non-Vetoing Directors so determine, the Sponsor Investors will use their good faith efforts to resolve and cause their designated directors to resolve the disagreement within 90 days after such Material Approval Resolution is rejected. If such disagreement is not resolved within such 90 day period, then beginning on the first day after such 90 day period, the Non-Vetoing Directors shall have the right to deliver a notice (a "Deadlock Notice") to the Vetoing Directors and the Sponsor Investor who has designated the Vetoing Directors.

          1.6.2. If, (i) at any time after the third anniversary of the closing of the Merger, the Non-Vetoing Directors shall have delivered to the Vetoing Directors and their Sponsor Investor a third or subsequent Deadlock Notice, or (ii) prior to the third anniversary of the closing of the Merger, a default or event of default shall have occurred and is continuing or is reasonably expected to occur with respect to an item of material indebtedness and the Vetoing Directors shall have voted against a Material Approval Resolution of any Non-Vetoing Director concerning the remedy of such default or event of default; the Sponsor Investor who designated such Non-Vetoing Directors ("Offeror") may deliver a notice to the other Sponsor Investor ("Offeree") setting forth a price per share at which Offeror proposes to purchase all of the Shares of the Company owned by Offeree and alternatively, offers to sell all of its Shares to Offeree at the same price per share. Within 30 days after Offeree's receipt of such notice, Offeree shall respond to Offeror, which response either (x) accepts the offer contained in Offeror's notice or (y) agrees to purchase all of the Shares owned by Offeror on the same terms and at the same price per Share specified in Offeror's notice. If Offeree fails to respond to Offeror's notice during such 30 day period, Offeree shall be deemed to have accepted the offer to purchase contained in Offeror's notice.

          1.6.3. Notwithstanding the foregoing, the rejection of a Material Approval Resolution regarding the sale of the Company or all or substantially all of its assets may not be the cause for sending the notice contemplated by Section 1.6.1 until the fifth anniversary of the closing of the Merger unless the Sponsor Investor who designated the Vetoing Directors shall at the time of the rejection of such Material Approval Resolution hold less than 10% of the outstanding Shares of Common Stock.

          1.6.4. No holder of Shares, other than the Trimaran Investors and the BSMB Investors, shall have any rights pursuant to Section 2 or 3 with respect to a sale of shares pursuant to Section 1.6.2.

2.     RIGHTS OF FIRST OFFER

        2.1.  First Offer. Except as contemplated by Section 2.1.6, no Sponsor Investor (each such holder, a "Prospective Selling Shareholder") shall Transfer any Shares to any Prospective Buyer except in the manner and on the terms set forth in this Section 2.1 and in Section 3.1. Any attempted Transfer of Shares not permitted by this Section 2.1 or by Section 3.1 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

          2.1.1. Notice. A written notice (the "First Offer Notice") shall be furnished by the Prospective Selling Shareholders to each Trimaran Investor or BSMB Investor, as applicable (the "First Offer Shareholders"), at least 45 days prior to such proposed Transfer; provided, however, that the First Offer Notice may be furnished concurrently with the Tag Along Notice relating to the proposed Transfer, and holders of Shares may, in accordance with Section 3.1, elect to exercise the tag along rights granted therein with respect to the Transfer which is the subject of such First Offer Notice. The First Offer Notice shall include:

    (a)
    The principal terms of the proposed Transfer insofar as it relates to the Common Stock and Preferred Stock, including the number of Shares to be Transferred by the Prospective Selling Shareholders, the per Share purchase price, any other consideration to be received for such Transfer, the name and address of the Prospective Buyer, if known, and the material representations and warranties, covenants and indemnities to be contained in the definitive documentation relating to such Transfer; provided, however, that in the event that the consideration to be paid in exchange for such Shares contains non-cash consideration, then such notice shall specify the Fair Market Value of such non-cash consideration; and

    (b)
    An offer by the Prospective Selling Shareholders to the First Offer Shareholders to sell to the First Offer Shareholders all (but not less than all) of the number of Shares specified in the First Offer Notice, on the same terms and conditions with respect to each Share proposed to be Transferred as the Prospective Selling Shareholders shall propose to Transfer to the Prospective Buyer; provided, however, that in the event that the consideration to be paid in exchange for such Shares contains non-cash consideration, such offer shall give the First Offer Shareholders the option to pay, in lieu of delivering such non-cash consideration, cash in the amount of the Fair Market Value of such non-cash consideration.

          2.1.2. Exercise. Within 30 days after the delivery of the First Offer Notice, each First Offer Shareholder (or their respective assigns) desiring to accept the offer to purchase Shares proposed to be Transferred in the proposed Transfer (each a "Participating First Offer Buyer") shall send a written irrevocable acceptance (the "First Offer Acceptance") to the Prospective Selling Shareholders specifying the number of Shares which such Participating First Offer Buyer desires to purchase pursuant to the First Offer Notice. Each First Offer Shareholder who does not so accept the Prospective Selling Shareholders' offer to so purchase Shares shall be deemed to have waived all of such First Offer Shareholder's rights under this Section 2.1 with respect to such Transfer.

          2.1.3. Undersubscribed Sale.

    (a)
    If, upon the earlier of the expiration of the period provided for in Section 2.1.2 or the receipt of a First Offer Acceptance from each First Offer Shareholder, the aggregate number of Shares specified to be purchased in all First Offer Acceptances shall be less than the aggregate number of Shares specified to be Transferred in the First Offer Notice, the Prospective Selling Shareholders must provide a written notice (the "Company Offer Notice") to the Board at least 15 days prior to such proposed Transfer. The Company Offer Notice shall be on the same terms and include the same information as in the applicable First Offer Notice, a list setting forth each Participating First Offer Buyer and the corresponding Shares to be purchased by each.

    (b)
    Within 15 days after the delivery of the Company Offer Notice, if the Company desires to accept the offer to purchase Shares proposed to be Transferred in the proposed Transfer, the Board shall cause to be sent a written irrevocable acceptance (the "Company Offer Acceptance") to the Prospective Selling Shareholders specifying the number of Shares which the Company desires to purchase pursuant to the Company Offer Notice. If the Company does not so accept the Prospective Selling Shareholders' offer to so purchase Shares, it shall be deemed to have waived all of its rights under this Section 2.1.3 with respect to such Transfer.

    (c)
    Subject to compliance by the Prospective Selling Shareholders with the provisions of Section 3.1, if the aggregate number of Shares specified to be purchased in all First Offer Acceptances plus any Company Offer Acceptance shall be less than the aggregate number of Shares specified to be Transferred in the First Offer Notice, the Prospective Selling Shareholders shall thereafter be free to Transfer to the Prospective Buyer, at a per share price no less than 98% of the per share price set forth in the First Offer Notice and on other terms which are not more favorable, in any material respect, to the Prospective Buyer than those set forth in the First Offer Notice, without any further obligation to the First Offer Shareholders or the Company, except as provided in Section 3.1. If, prior to consummation, the terms of the proposed Transfer shall change with the result that the per share price to be paid in such proposed Transfer shall be less than 98% of the per share price set forth in the First Offer Notice or the other terms of such proposed Transfer shall be more favorable, in any material respect, to the Prospective Buyer than those set forth in the First Offer Notice, or if the identity of the Prospective Buyer shall change, or if at the end of the 75th day following the date of the effectiveness of the First Offer Notice, the Prospective Selling Shareholders have not completed the proposed Transfer, the First Offer Notice shall be null and void, and it shall be necessary for a separate First Offer Notice to be furnished, and the terms and provisions of this Section 2.1 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 2.1; provided, however, that in the case of such a separate First Offer Notice, (i) each applicable period to which reference is made in Sections 2.1.1 and 2.1.2 shall be the longer of (x) the remaining portion of the 30 day period applicable to the original First Offer Notice distributed in connection with such proposed Transfer pursuant to Section 2.1.2 or (y) fifteen business days and (ii) the period in Sections 2.1.3(a) and 2.1.3(b) shall be five business days.

          2.1.4. Fully-Subscribed Sale.

    (a)
    If the aggregate number of Shares specified to be purchased in all First Offer Acceptances shall equal the aggregate number of Shares specified to be Transferred in the First Offer Notice, such Shares shall be allocated to each Participating First Offer Buyer in accordance with the amount specified by such Participating First Offer Buyer in such Participating First Offer Buyer's First Offer Acceptance.

    (b)
    If the aggregate number of Shares specified to be purchased in all First Offer Acceptances shall exceed the aggregate number of Shares specified to be Transferred in the First Offer Notice, such Shares shall be allocated to each Participating First Offer Buyer, pro rata based on the aggregate number of Shares held by each such Participating First Offer Buyer; provided, however, that if, in the case of any such Participating First Offer Buyer, such Participating First Offer Buyer shall have been so allocated a number of Shares equal to the number specified by such Participating First Offer Buyer in such Participating First Offer Buyer's First Offer Acceptance, then such Participating First Offer Buyer shall not be allocated any Shares in excess of such number so specified, and any Shares remaining unallocated shall be allocated among the remaining Participating First Offer Buyers pro rata based on the aggregate number of Shares held by each such remaining Participating First Offer Buyers, until all Shares specified to be sold in the First Offer Notice have been so allocated.

          2.1.5. Tag Along Rights in First Offer. In the event that a Tag Along Offeror provides a Tag Along Offer to the Prospective Selling Shareholders in accordance with Section 3.1.2 hereof, the Prospective Selling Shareholders shall send a revised First Offer Notice to each First Offer Shareholder which shall state the aggregate number of shares desired to be transferred by the Prospective Selling Shareholders and the Tag Along Offerors. Prior to the later to occur of (i) ten business days after receipt of such revised First Offer Notice or (ii) 30 days after effectiveness of the original First Offer Notice, each First Offer Shareholder desiring to purchase such Shares may elect do so by sending the notices required by, and complying with Section 2.1.2; provided, however, that, for purposes of Sections 2.1.1, 2.1.3 and 2.1.4, the Participating First Offer Buyers shall be deemed to have accepted the offer to purchase all of the Shares specified in the First Offer Notice if such offer has been so accepted with respect to a number of Shares equal to not less than the number specified in the original First Offer Notice without giving effect to the exercise of any tag along rights by the Tag Along Offerors.

          2.1.6. Excluded Transactions. Notwithstanding the foregoing, no other holder of Shares shall have any right of participation pursuant to the provisions of this Section 2.1 or otherwise with respect to any Transfer of Shares permitted by Section 4.1.1, 5.1, 5.2, 5.3.2 or 5.3.3 or with respect to any Transfer pursuant to Section 3.2.

        2.2.  Miscellaneous. The following provisions shall be applied to any Sale to which Section 2.1 applies:

          2.2.1. Further Assurances. Each Prospective Selling Shareholder and each Participating First Offer Buyer, whether in his capacity as a Prospective Selling Shareholder or Participating First Offer Buyer (as applicable), Shareholder, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Transfer pursuant to Section 2.1 (on the terms and conditions specified in the First Offer Notice) and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Shareholders and the Participating First Offer Buyers; provided, however, that each Prospective Selling Shareholder shall not be required to make any representations, warranties, covenants or indemnities other than with respect to such Prospective Selling Shareholder and such Prospective Selling Shareholder's ownership of Shares.

          2.2.2. Expenses. All reasonable costs and expenses incurred by any Participating First Offer Buyer or the Company in connection with any proposed Transfer pursuant to this Section 2 (whether or not consummated), including, without limitation, all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. Notwithstanding the foregoing, the Company shall not be required to pay in connection with any such proposed Transfer in excess of an aggregate of $50,000 in respect of the fees and expenses of separate legal counsel or other advisors retained by or on behalf of any and all of the Participating First Offer Buyers in connection with any such proposed Sale. Any such fees and expenses in excess of such limits shall be born by such Participating First Offer Buyers.

          2.2.3. Closing. Unless the Prospective Selling Shareholders and the Participating First Offer Buyers agree otherwise, any closing of any purchase and sale of Shares pursuant to the exercise of rights under this Section 2 shall take place at the offices of the Company at 11:00 a.m. local time on the date specified by the Participating First Offer Buyers, which date shall be no later than 45 days after the date of the First Offer Acceptance. At any such closing, each Participating First Offer Buyer shall make payment to the Prospective Selling Shareholders of the purchase price determined in accordance with the First Offer Notice for the number of Shares being purchased by such Participating First Offer Buyer, and the Prospective Selling Shareholders will deliver to the Participating First Offer Buyers the certificates evidencing the Shares to be Transferred by the Prospective Selling Shareholders, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signatures guaranteed with a "medallion" guarantee, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

3.     "TAG ALONG" AND "DRAG ALONG" RIGHTS

        3.1.  Tag Along. Except as permitted by Section 3.1.7, no Sponsor Investor (each such holder, a "Prospective Selling Shareholder") shall Transfer (a "Sale") any Shares to any Prospective Buyer, including a Participating First Offer Buyer pursuant to Section 2, except in the manner and on the terms set forth in Section 2 and this Section 3.1. Any attempted Transfer of Shares not permitted by Section 2 or this Section 3.1 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

          3.1.1. Notice. A written notice (the "Tag Along Notice") shall be furnished by the Prospective Selling Shareholders who are Sponsor Investors to each other holder of Shares which is not an Affiliate of a Prospective Selling Shareholder (the "Tag Along Offerors") at least 30 days prior to such proposed Transfer; provided, however, that the Tag Along Notice may be furnished concurrently with the First Offer Notice relating to the proposed Transfer, and holders of Shares may, in accordance with Section 2.1, exercise the rights of first offer granted therein with respect to the Sale which is the subject of such Tag Along Notice. The Tag Along Notice shall include:

    (a)
    The principal terms of the proposed Sale insofar it relates to the Common Stock and Preferred Stock, including the number of Shares to be purchased from the Prospective Selling Shareholders, the percentage of the total number of Shares held by such holder and all Affiliates of such holder which such number of Shares constitutes (the "Tag Along Sale Percentage"), the per Share purchase price, any other potential consideration to be received for such Transfer, the name and address of the Prospective Buyer and the material representations and warranties, covenants and indemnities to be contained in the definitive documentation relating to such Sale; and

    (b)
    An invitation to each Tag Along Offeror to make an offer to include in the proposed Sale to the Prospective Buyer an additional number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares held by such Tag Along Offeror) owned by such Tag Along Offeror, on the same terms and conditions with respect to each Share Sold (subject to Section 3.3.3), as the Prospective Selling Shareholders shall Sell each of their Shares.

          3.1.2. Exercise. Within 20 days after the delivery of the Tag Along Notice, each Tag Along Offeror desiring to make an offer to include Shares in the proposed Sale (each a "Participating Seller" and, together with the Prospective Selling Shareholders, collectively, the "Tag Along Sellers") shall send a written offer (the "Tag Along Offer") to the Prospective Selling Shareholders specifying the number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares held by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Offeror who does not so accept the Prospective Selling Shareholders' invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of such Tag Along Offeror's rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than 102% of the per share price set forth in the Tag Along Notice and on other terms which are not more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerors.

          3.1.3. Reduction of Shares Sold. The Prospective Selling Shareholders shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which the Tag Along Sellers desire to have included in the Sale (as evidenced in the case of the Prospective Selling

  Shareholders by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's Tag Along Offer). In the event the Prospective Selling Shareholders shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale (including without limitation by virtue of the proviso to Section 2.1.5), the number of Shares to be sold in the proposed Sale by each such Tag Along Seller shall be allocated to each Tag Along Seller, pro rata based on the aggregate number of Shares held by each such Tag Along Seller; provided, however, that if, in the case of any such Tag Along Seller, such Tag Along Seller shall have been so allocated a number of Shares equal to the number specified by such Tag Along Seller in such Tag Along Notice or Tag Along Offer, as applicable, then such Tag Along Seller shall not be allocated any Shares in excess of such number so specified, and any Shares remaining unallocated shall be allocated among the remaining Tag Along Sellers pro rata based on the aggregate number of Shares held by each such remaining Tag Along Seller, until all Shares specified to be sold in the Tag Along Notice have been so allocated.

          3.1.4. Irrevocable Offer. The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 3.3.3), as the Prospective Selling Shareholders, up to such number of Shares as such Participating Seller shall have specified in such Participating Seller's Tag Along Offer; provided, however, that (a) if the principal terms of the proposed Sale change with the result that the per share price shall be less than 98% of the per share price set forth in the Tag Along Notice or the other terms shall be less favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from such Participating Seller's obligations thereunder, so long as the Prospective Selling Shareholders shall comply with the provisions of Section 2, and (b) if, at the end of the 90th day following the date of the effectiveness of the Tag Along Notice, the Prospective Selling Shareholders have not completed the proposed Sale, each Participating Seller shall be released from such Participating Seller's obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3, unless the failure to complete such Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 3.

          3.1.5. Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than 102% of the per share price set forth in the Tag Along Notice or the other terms of such proposed Sale shall be more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3 provided, however, that in the case of such a separate Tag Along Notice, each applicable period to which reference is made in Sections 3.1.1 and 3.1.2 shall be the longer of (a) the remaining portion of the 30 day period applicable to the first Tag Along Notice distributed in connection with such proposed Sale or (b) fifteen business days.

          3.1.6. Certain Representations. A Tag Along Seller that is selling Shares pursuant to this Section 3.1 shall only (i) be responsible for representations and warranties relating to (v) the Company so long as the liability of such Tag Along Seller in respect thereof (other than for fraud) (A) is several and not joint and several, (B) is limited to the aggregate amount of consideration received by such Tag Along Seller, less all payments in respect of such representations and warranties previously made by such Tag Along Seller, and (C) is ratable in proportion to the consideration received by such Tag Along Seller in respect of each type of securities sold thereby and the consideration so received by all other Tag Along Sellers in respect of the sale of such class of securities, (w) its legal organization, good standing and legal authority, (x) the absence of conflicts with agreements of, or laws or regulations applicable to, such Tag Along Seller, (y) whether the agreements in respect of such proposed sale are valid, binding and enforceable against such Tag Along Seller and (z) the ownership of, and title to, the securities sold by such Tag Along Seller and (ii) be subject, to the extent set forth in such Tag Along Notice, (x) to the requirement to deliver the Shares to the Prospective Buyer and to use reasonable commercial efforts to consummate the transaction set forth in such Tag Along Notice and (y) to other customary covenants that do not survive the closing of such transaction.

          3.1.7. Excluded Transactions. Notwithstanding the foregoing, no other holder of Shares shall have any right of participation pursuant to the provisions of this Section 3.1. or otherwise with respect to any Transfer of Shares permitted by Section 3.2, 4.1.1, 4.1.3, 5.1, 5.2, 5.3.2 or 5.3.3 or with respect to any Transfer under Section 3.2. Notwithstanding the foregoing, no Management Investor shall have any rights pursuant to this Section 3.1 with respect to a Transfer by a Trimaran Investor or a BSMB Investor if the Trimaran Investors or the BSMB Investors, respectively, taken as a whole, own less than twenty percent (20%) of the Company's Common Stock before giving effect to such transfer.

        3.2.  Drag Along. If the Trimaran Investors and the BSMB Investors (collectively, the "Dragging Shareholders") jointly approve an arm's length sale to an Independent Third Party (a "Drag Along Buyer") of (a) at least 90% (after giving effect to the provisions of this Section 3.2) of the Shares held by all Trimaran Investors and BSMB Investors (such percentage the "Drag Along Sale Percentage") or (b) all or substantially all of the assets of the Company, then each holder of Shares agrees, if requested by the Dragging Shareholders, to sell the Drag Along Sale Percentage of such holder's Shares, or otherwise vote such holder's Shares and take all other actions as may be reasonably requested by the Dragging Shareholders, all in the manner and on the terms set forth in this Section 3.2 and in Section 3.3. If the Trimaran Investors or the BSMB Investors (the "Dragging Sponsor") approve an arm's-length cash sale to a Drag Along Buyer of all Shares held by the Trimaran Investors or the BSMB Investors, respectively, then each Sponsor Investor agrees, if requested by the Dragging Sponsor, to sell all of such holder's Shares, or otherwise vote such holder's Shares and take all other actions as may be reasonably requested by the Dragging Sponsor, all in the manner and on the terms set forth in this Section 3.2 and in Section 3.3; provided, however, that no Dragging Sponsor may require any other Sponsor Investor to Transfer its Shares pursuant to this sentence (i) prior to the fifth anniversary of the closing date of the Merger if such other Sponsor Investor holds more than 10% of the outstanding Shares of Common Stock or (ii) at any time if such Dragging Sponsor holds less than (x) 35% of the combined Shares, in the aggregate, owned by the Sponsor Investors on the closing date of the Merger or (y) 10% of the outstanding Shares of Common Stock.

          3.2.1. Exercise. If one or more Dragging Shareholders or the Dragging Sponsor elects to exercise its or their rights under this Section 3.2, a written notice (the "Drag Along Notice") shall be furnished by the Dragging Shareholders or the Dragging Sponsor to each holder of Shares subject to the provisions of this Section 3.2 with respect to such Sale not less than 10 days prior to the Sale. The Drag Along Notice shall set forth the principal terms of the proposed Sale or asset sale, including, as applicable, the manner in which such Shares or assets are to be Sold, the number of Shares proposed to be acquired from the holders of Shares or to be acquired from the Dragging Shareholders (and in each such case, the Drag Along Sale Percentage) or the Dragging Sponsor, the per share consideration to be received in the proposed Sale, any other potential consideration to be received for such Transfer and the name and address of the Drag Along Buyer.

          3.2.2. Sale. If the Dragging Shareholders or the Dragging Sponsor consummates the proposed Sale to which reference is made in the Drag Along Notice on the terms and conditions set forth in the Drag Along Notice, each other holder of Shares (each a "Participating Seller" and, together with the Dragging Shareholders or the Dragging Sponsor, collectively, the "Drag Along Sellers") shall be bound and obligated to Sell the Drag Along Sale Percentage of such holder's Shares in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 3.3.3), as the Dragging Shareholders or the Dragging Sponsor shall Sell each Share in the Sale. If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Company, the Dragging Shareholders or the Dragging Sponsor has not completed the proposed Sale, each Participating Seller shall be released from its obligation under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 3.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.2.

        3.3.  Miscellaneous. The following provisions shall be applied to any Sale to which Section 3 applies:

          3.3.1. Consideration; Certain Legal Requirements. The consideration to be paid in exchange for Shares in a proposed Sale pursuant to the last sentence of Section 3.2 must be immediately available cash in its entirety. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 3.1 or the first sentence of Section 3.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Tag Along Seller of any information other than such information as would be required under Regulation D in an offering made pursuant to Regulation D solely to "accredited investors" as defined in Regulation D, the Prospective Selling Shareholders or the Dragging Shareholders shall be obligated only to use their reasonable efforts to cause the requirements under Regulation D to be complied with to the extent necessary to permit such Participating Seller to receive such securities, it being understood and agreed that the Prospective Selling Shareholders or the Dragging Shareholders shall not be under any obligation to effect a registration of such securities under the Securities Act or similar statutes. Notwithstanding any provisions of this Section 3, if use of reasonable efforts does not result in the requirements under Regulation D being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Prospective Selling Shareholders or the Dragging Shareholders shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 3.3.5) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date of the issuance of securities in exchange for Shares. The obligation of the Prospective Selling Shareholders or the Dragging Shareholders to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including, without limitation, if required by the Prospective Selling Shareholders or the Dragging Shareholders, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Prospective Selling Shareholders or the Dragging Shareholders shall reasonably request in order to permit such requirements to be complied with. Unless the Participating Seller in question shall have taken all actions reasonably requested by the Prospective Selling Shareholders or the Dragging Shareholders in order to comply with the requirements under Regulation D, such Participating Seller shall not have the right to require the payment of cash in lieu of securities under this Section 3.3.1.

          3.3.2. Further Assurances. Each Participating Seller, whether in his capacity as a Participating Seller, Shareholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 3.1 or 3.2 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Shareholders, the Dragging Shareholders or the Dragging Sponsor and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Shareholders, the Dragging Shareholders or the Dragging Sponsor to which such Prospective Selling Shareholders, the Dragging Shareholders or Dragging Sponsor will also be party, including, without limitation, agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and (b) be (severally with the other Sellers) liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that, (X) with respect to representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (b) above, the aggregate amount of such liability shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the total number of Shares included in such Sale, and (ii) thirty percent (30%) of the proceeds to such Participating Seller in connection with such Sale and (Y) with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (a) above, the aggregate amount of such liability shall not exceed the proceeds to such Participating Seller in connection with such Sale.

          3.3.3. [reserved]

          3.3.4. Expenses. All reasonable costs and expenses incurred by any Drag Along Seller or the Company in connection with any proposed Sale pursuant to this Section 3 (whether or not consummated), including, without limitation, all attorneys' fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. All reasonable costs and expenses incurred by any Participating Seller in in connection with any proposed Sale pursuant to Section 3.1 (whether or not consummated), including, without limitation, all attorneys' fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company to the same extent that the costs and expenses incurred by the Prospective Selling Shareholder are paid by the Company. Notwithstanding either of the foregoing, the Company shall not be required to pay in connection with any such proposed Sale in excess of an aggregate of $50,000 in respect of the fees and expenses of separate legal counsel or other advisors retained by or on behalf of any and all of the Participating Sellers in connection with any such proposed Sale. Any such fees and expenses in excess of such limits shall be borne by such Participating Sellers.

          3.3.5. Closing. The closing of a Sale pursuant to Section 3.1 or Section 3.2 shall take place at such time and place as the Prospective Selling Shareholders, the Dragging Shareholders or the Dragging Sponsor shall specify. At the closing of any Sale under this Section 3 (other than an asset sale pursuant to Section 3.2), each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed with "medallion" guarantee, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration. It is understood and agreed that no holder of Shares shall have any liability to any other holder of Shares arising from, relating to or in connection with any proposed Sale which has been the subject of a Tag Along Notice or Drag Along Notice whether or not such proposed Sale is consummated.

        3.4.  Period. The provisions of Section 3.2 shall expire with respect to the Management Investors' obligations as Participating Sellers upon the Trimaran Investors and the BSMB Investors, in the aggregate, owning less than 40% of the then outstanding shares of Common Stock.

4.     SPONSOR INVESTOR TRANSFER RIGHTS

        No Sponsor Investor shall Transfer any Shares held by a Sponsor Investor to any other Person except as permitted by this Section 4. Any attempted Transfer of Shares held by a Sponsor Investor not permitted by this Section 4 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

        4.1.  Certain Permitted Transfers. Notwithstanding the foregoing, any Sponsor Investor may Transfer any or all Shares held by such holder as set forth below:

          4.1.1. Sponsor Investors and Affiliates. Subject to the provisions of Section 6.1, any Sponsor Investor may Transfer any or all of its Shares to an Affiliate. Any Affiliate of a Sponsor Investor who receives Shares in a Transfer pursuant to this Section 4.1.1 shall be treated as a Sponsor Investor and a Trimaran Investor or BSMB Investor, as applicable, for purposes of this Agreement. Any Transfer by a Trimaran Investor pursuant to this Section 4.1.1 is subject to the consent of the BSMB Investors (which consent shall not be unreasonably withheld or delayed). Any Transfer by a BSMB Investor pursuant to this Section 4.1.1 is subject to the consent of the Trimaran Investors (which consent shall not be unreasonably withheld or delayed).

          4.1.2. First Offers, Tag Alongs and Drag Alongs. Any Sponsor Investor may Transfer any or all of its Shares in accordance with the provisions, terms and conditions of Sections 2 and 3.

          4.1.3. Sales Prior to the Transfer Restriction Termination Date. Subject to Section 2.1, prior to the earlier of (i) the third anniversary of the closing of the Merger and (ii) the consummation of a Qualified Public Offering (the "Transfer Restriction Termination Date"), the Trimaran Investors, in the aggregate, and the BSMB Investors, in the aggregate, may each Transfer up to 10% of the Shares the Trimaran Investors, in the aggregate, or the BSMB Investors, in the aggregate, respectively, owned on the closing date of the Merger to one or more Persons who are not Affiliates.

          4.1.4. Sales After the Transfer Restriction Termination Date. Subject to Sections 2 and 3.1, any Sponsor Investor may Transfer any or all Shares held by such Sponsor Investor after the Transfer Restriction Termination Date to any Person.

5.     MANAGEMENT INVESTOR TRANSFER RIGHTS

        No Management Investor shall Transfer any Shares held by such Management Investor to any other Person except as permitted by this Section 5. Any attempted Transfer of Shares held by such Management Investor not permitted by this Section 5 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

        5.1.  Transfers to Immediate Family and Certain Shareholders of Equity Interests. Subject to the provisions of Section 6.1, any holder of Management Investor Shares which is a natural person may Transfer any or all of his Management Investor Shares to a Member of the Immediate Family of such holder, and any holder of Management Investor Shares which is not a natural person may Transfer any or all of such holder's Management Investor Shares to a stockholder, member, partner or other holder of any equity interest in such holder, in each case for estate planning purposes only. Any Person who receives Shares in a Transfer pursuant to this Section 5.1 shall be treated as a Management Investor for purposes of this Agreement.

        5.2.  Transfer upon Death. Subject to the provisions of Section 6.1, upon the death of any Management Investor, the Shares held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees.

        5.3.  Other Permitted Transfers. Notwithstanding the foregoing, any Management Investor may Transfer any or all Shares held by such holder as set forth below:

          5.3.1. First Offers, Tag Alongs and Drag Alongs. Any Management Investor may Transfer any or all of such Management Investor's Shares in accordance with the provisions, terms and conditions of Sections 2 and 3.

          5.3.2. Sales to Public. Any Management Investor may Transfer any or all of such Management Investor's Shares after the closing of a Qualified Public Offering, so long as such Transfer complies with applicable securities laws. If the Company shall consummate a public offering of Common Stock which does not qualify as a Qualified Public Offering, each Management Investor may Transfer a percentage of such Management Investor's Shares under Rule 144 (other than Rule 144(k)) equal to the percentage of the Sponsor Investors' aggregate Shares sold (other than to Affiliates, partners or co-investors) in Public Offerings or pursuant to Rule 144 since the closing of the Merger, in each case, after giving effect to any other sales made by such Management Investor since the closing of the Merger; provided, however, that no such Sale may occur until such time as the Trimaran Investors, in the aggregate, and the BSMB Investors, in the aggregate, shall have each sold at least 15% of their respective Shares. Any Management Investor that is terminated or that resigns whose Shares are not repurchased by the Company pursuant to Section 6.5 may resell his Shares so long as such Transfer complies with applicable securities laws.

          5.3.3. Plan Transactions and Employee Stock Repurchases. Any Management Investor may Transfer any or all of his or her Shares to the Company in accordance with the terms of the Company's employee benefit plans or other agreements relating to the Company's right to repurchase the shares of employees as in effect on the date of this Agreement.

6.     CERTAIN ISSUANCES AND TRANSFERS, ETC.

        6.1.  Transfers to Permitted Transferees. Each holder of Shares agrees that no Transfer of any such Shares to any Permitted Transferee shall be effective unless such Permitted Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Permitted Transferee shall continue to be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by and a party to this Agreement as a Sponsor Investor or Management Investor, as the case may be, hereunder; provided, however, that no Transfer by any party to a Permitted Transferee shall relieve such party of any of its obligations hereunder. No transfer pursuant to this Section 6.1 shall occur unless (i) the Company receives an opinion of counsel satisfactory to the Company that such Transfer may be lawfully made without registration under the Securities Act of 1933, as amended, and applicable state securities laws.

        6.2.  Other Transfers and Issuances. Notwithstanding any other provision of this Agreement, Shares transferred pursuant to Section 2.1, 3.1 or 3.2 (other than Shares transferred by another Shareholder which is also its Affiliate) or in a Public Offering or to the public under Rule 144 shall be conclusively deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof, unless such Shares are subsequently acquired by a Shareholder, in which case the Shares shall revert to being subject to the provisions hereof.

        6.3.  Subsequent Issuances. The Company shall require that all Persons to which Shares of Common Stock are issued by the Company, other than pursuant to a Public Offering, after the date hereof become parties hereto having rights and obligations substantially similar to those of the Shareholders.

        6.4.  Preemptive Rights.

          6.4.1. If, at any time or from time to time, the Company offers or proposes to offer any capital stock, including but not limited to Shares of Common Stock, Preferred Stock and any other securities of the Company, each Trimaran Investor, each BSMB Investor and each Management Investor shall be offered the opportunity to acquire from the Company, on terms no less favorable (including as to purchase price) than the terms on which such capital stock is offered to others, the same percentage of the number of shares of capital stock that are to be offered in such offering as is equal to the percentage of each such Sponsor Investor's or Management Investor's then ownership of outstanding Common Stock.

          6.4.2. If a Sponsor Investor or Management Investor has rights under Section 6.4.1, each such Sponsor Investor or Management Investor shall be given at least 45 days' prior written notice by the Company of such purchase right. Such notice shall set forth a description of the capital stock, the proposed number of such shares of capital stock and the form of consideration to be paid for such capital stock and the other expected terms and conditions of the offer. To the extent that any Sponsor Investor or Management Investor shall have elected to exercise such rights within such 45-day period, the proposed financing and the sale to each Sponsor Investor and Management Investor shall be consummated concurrently and, in any case, within 45 days from the date the notice is first given. If no Stockholder elects to exercise its rights to purchase any such shares of capital stock pursuant to this Section 6.4, then the Company shall have 60 days from the date on which the notice was first given (which offer need only be made once with respect to any proposed offering subject to this paragraph) to consummate the transactions contemplated by the offering on terms no more favorable to the purchasers thereof than offered to the Sponsor Investors and Management Investors.

          6.4.3. The foregoing notwithstanding, this Section 6.4 shall not apply to any of the following: (i) the issuance and sale of capital stock in a public offering; (ii) the issuance of capital stock from time to time at the discretion of the Board as incentive compensation for employees of the Company and/or its Subsidiaries; (iii) the issuance of capital stock as consideration in any merger, consolidation, acquisition or investment approved by the Board; and (iv) the issuance of shares of capital stock upon the conversion or exercise of any derivative securities or as a dividend or distribution on capital stock paid to all Shareholders on a pro rata basis.

          6.4.4. Notwithstanding anything to the contrary in Section 6.4.1, a Management Investor may elect to purchase a number of shares of capital stock greater than the percentage of such Management Investor's then ownership of outstanding Common Stock; provided that the Management Investors, in the aggregate, shall not be permitted to purchase a number of shares of capital stock greater than the percentage of the Management Investors' then aggregate ownership of outstanding Common Stock. In the event the number of shares of capital stock elected to be purchased by the Management Investors shall, in the aggregate, be greater than the percentage of the Management Investors' then aggregate ownership of outstanding Common Stock, the number of shares of capital stock to be sold in the proposed offering by the Company shall be allocated to each electing Management Investor, pro rata based on the aggregate number of Shares of Common Stock held by each such Management Investor; provided, however, that if, in the case of any such Management Investor, such Management Investor shall have been so allocated a number of shares of capital stock equal to the number specified by such Management Investor in its election, then such Management Investor shall not be allocated any shares of capital stock in excess of such number so specified, and any shares of capital stock remaining unallocated shall be allocated among the remaining electing Management Investors pro rata based on the aggregate number of Shares of Common Stock held by each such remaining Management Investor, until a number of shares of capital stock equal to the percentage of the Management Investors' then aggregate ownership of outstanding Common Stock have been so allocated.

        6.5.  Repurchase Rights.

          6.5.1. Prior to the consummation of a Qualified Public Offering, the Company shall have an option to repurchase any or all of the Shares and/or Share Equivalents held by the Management Investors upon the occurrence of the following events at the following prices:

    (a)
    If a Management Investor, prior to the third anniversary of the closing of the Merger, is terminated for Cause, or voluntarily ceases his employment with the Company or its Subsidiaries for any reason, except in the case of a Senior Manager who resigns for Good Reason, the Company shall have an option to repurchase the Shares and Share Equivalents owned by such Management Investor at a price per Share or Share Equivalent, as applicable, determined in good faith by the Board, equal to the lowest of (i) cost, (ii) fair market value or (iii) book value at the time of such Management Investor's departure;

    (b)
    If a Management Investor, after the third anniversary of the closing of the Merger, voluntarily ceases his employment with the Company or its Subsidiaries for any reason, except in the case of a Senior Manager who resigns for Good Reason, the Company shall have an option to repurchase the Shares and Share Equivalents owned by such Management Investor at a price per Share or Share Equivalent, as applicable, determined in accordance with the Agreed Upon Procedure, equal to the greater of cost and fair market value at the time of such Management Investor's departure;

    (c)
    If a Management Investor who is a Senior Manager voluntarily ceases his employment with the Company or its Subsidiaries for Good Reason, the Company shall have an option to repurchase the Shares and Share Equivalents owned by such Management Investor at a price per Share or Share Equivalent, as applicable, determined in accordance with the Agreed Upon Procedure, equal to the greater of cost and fair market value at the time of such Management Investor's departure;

    (d)
    If a Management Investor's employment with the Company or its Subsidiaries is terminated by the Company without Cause, the Company shall have an option to repurchase the Shares and Share Equivalents owned by such Management Investor at a price per Share or Share Equivalent, as applicable, determined in accordance with the Agreed Upon Procedure, equal to the fair market value at the time of such Management Investor's departure;

    (e)
    If a Management Investor retires from his employment by the Company or its Subsidiaries on or after such Management Investor's sixty-third birthday, the Company shall have an option to repurchase the Shares and Share Equivalents owned by such Management Investor at a price per Share or Share Equivalent, as applicable, determined in accordance with the Agreed Upon Procedure, equal to the greater of cost and fair market value at the time of such Management Investor's departure; and

    (f)
    If a Management Investor dies or becomes Disabled while employed by the Company or its Subsidiaries, the Company shall have an option to repurchase the Shares and Share Equivalents owned by such Management Investor at a price per Share or Share Equivalent, as applicable, determined in accordance with the Agreed Upon Procedure, equal to the greater of cost and fair market value at the time of such Management Investor's departure.

          6.5.2. In any repurchase of Shares or Share Equivalents by the Company pursuant to Section 6.5.1, the Company may provide as consideration for such purchase cash, in all cases. In any repurchase of Shares or Share Equivalents by the Company pursuant to Section 6.5.1(a), the Company may provide as consideration, in addition to or in lieu of cash, a 6% pay-in-kind subordinated note issued by Reddy Ice Group to such Management Investor. In any repurchase of Shares or Share Equivalents by the Company pursuant to Section 6.5.1(b), (c), (d), (e) or (f), the Company may provide as consideration, in addition to or in lieu of cash, a 9% pay-in-kind subordinated note issued by Reddy Ice Group to such Management Investor. Any promissory note issued by Reddy Ice Group pursuant to this Section 6.5.2 will be subordinated to all bank, institutional and capital markets indebtedness of the Company and its Subsidiaries and will have terms including (x) a maturity upon the later of (a) three years from the date of issuance and (b) 90 days after the final maturity of the Company's then existing senior credit facility, (y) cross-acceleration to other material indebtedness of the Company and (z) mandatory redemption upon a sale of the Company. Any notes issued pursuant to this Section 6.5.2 will have no material covenants or events of default other than bankruptcy and a failure to pay when due the interest and principal on the notes.

          6.5.3. The Company may exercise its repurchase option pursuant to Section 6.5.1 at any time up to and including the date six months after the date on which the Management Investor ceases employment with the Company and its Subsidiaries by delivering a notice (the "Repurchase Notice") to such Management Investor of its intention to exercise its repurchase option and the closing date of the repurchase.

          6.5.4. The closing of any repurchase of Shares or Share Equivalents under this Section 6.5 shall be held at the principal offices of the Company at 10:00 a.m. local time on a date specified by the Company, as the case may be, not later than 30 days after the date of the Repurchase Notice. At such closing, the Management Investor shall deliver the certificates, documents or instruments, as the case may be, representing the Shares or Share Equivalents to be purchased, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and such Shares or Share Equivalents shall be free and clear of any encumbrances (other than restrictions imposed pursuant to this Agreement and applicable federal and state securities laws), and the Management Investor shall so represent and warrant, and further represent and warrant that he is the record and beneficial owner of such Shares or Share Equivalents. The Company shall deliver at such closing, payment for such Shares or Share Equivalents in accordance with Section 6.5.2 and upon such reasonable terms as the Company shall specify.

        6.6.  Restricted Stock.

          6.6.1. Upon the effectiveness of the Merger, the Company will issue to each Management Investor listed on Schedule A hereto the number of Restricted Shares set forth opposite such Management Investor's name. No holder of Restricted Shares may Transfer such Restricted Shares, other than as a Participating Seller pursuant to Section 3.2, until such Restricted Shares have fully vested in accordance with Section 6.6.2 below. Upon vesting, Restricted Shares shall be Shares of Common Stock and Preferred Stock, as applicable, and shall remain subject to the terms of this Agreement.

          6.6.2. Restricted Shares shall fully vest upon the earliest of (i) the third anniversary of the effectiveness of the Merger, (ii) the death or Disability of the Management Investor to whom such Restricted Shares were issued and (iii) a Change of Control. For purposes of this Section 6.6.2, a "Change of Control" shall occur if (i) pursuant to any transaction or series of transactions (whether by merger, consolidation, reorganization, combination, sale or transfer of equity, securityholder or voting agreement, proxy, power of attorney or otherwise) any single "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, (A) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing more than 50% of the voting power of the total outstanding voting stock of Reddy Ice Group, the Company or the entity resulting from such transaction or transactions, (B) by contract or otherwise, has the power to appoint or designate more than 50% of the members of the Board or of the board of directors of Reddy Ice Group or of the board of directors or equivalent body of the entity resulting from such transaction or transactions or (C) acquires all or substantially all of the Company's or Reddy Ice Group's assets; or (ii) the stockholders of the Company or Reddy Ice Group approve a complete liquidation or dissolution of the Company or Reddy Ice Group.

          6.6.3. The granting of Restricted Shares, and the other obligations of the Company under this Section 6.6, shall be subject to all applicable Federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. No provisions of this Section 6.6 shall be interpreted or construed to obligate the Company to register any Restricted Shares under Federal or state law.

          6.6.4. Unvested Restricted Shares shall revert to the Company upon the departure from the Company (other than for reason of death or Disability) of the Management Investor to whom such Restricted Shares were issued; provided, however, that in the case of (i) a Management Investor terminated without Cause or (ii) a Senior Manager who departs with Good Reason, Restricted Shares shall continue to be eligible for vesting in accordance with Section 6.6.2 above until the last day of the Benefit Period (as such term is defined in the Employment Agreement applicable to such Management Investor regardless of whether Reddy Ice Group has elected to pay severance payments on a payroll basis or in a lump sum. Neither this Section 6.6 nor any action taken thereunder shall be construed as giving any employee or director of the Company the right to be retained in the employ or service of the Company or any of its subsidiaries or Affiliates; nor shall this Section 6.6 interfere in any way with the right of the Company or any of its subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

          6.6.5. The Company or any subsidiary or Affiliate of the Company is authorized to withhold from any payroll or other payment to a Management Investor, amounts of withholding and other taxes due in connection with any transaction involving the grant of Restricted Shares and the vesting thereof to such Management Investor, and to take such other action as the Company may deem advisable to enable the Company and the Management Investors to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Restricted Shares. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Management Investor's tax obligations.

          6.6.6. The grant of Restricted Shares pursuant to this Section 6.6 and the vesting thereof shall not be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any of its subsidiaries for the benefit of its employees or directors, as applicable, unless the Company shall determine otherwise.

          6.6.7. Each Management Investor who receives a grant of Restricted Shares may make an election pursuant to Section 83(b) of the Internal Revenue Code with respect to all or any portion of such Restricted Shares.

          6.6.8. Restricted Shares granted to Management Investors pursuant to this Section 6.6 shall be treated as equity satisfying, to the extent of the issuance thereof, the obligations of the

  Management Investors to purchase the same number of Shares of the same classes of equity of the Company pursuant to the Subscription Agreements.

7.     REGISTRATION RIGHTS

        7.1.  Demand Registration Rights. The Trimaran Investors and the BSMB Investors (each a "Demand Registrant") may request, by written notice to the Company, that the Company effect the registration under the Securities Act of Registrable Securities on the terms and conditions set forth in this Section 7.1 (each a "Demand Registration"). If the Company receives a request for a Demand Registration pursuant to this Section 7.1, the Company may either (A) proceed with such Demand Registration pursuant to the provisions of this Section 7.1 or (B) proceed with a registered primary Public Offering, in which case the Demand Registrants will have the rights set forth in Section 7.2 and such Public Offering will not constitute a Demand Registration pursuant to this Section 7.1.

          7.1.1. By Sponsor Investors. At any time after the date (the "First Demand Date") which is the earlier of (a) the fourth anniversary of the closing of the Merger, or (b) following the initial registration of Common Stock under the Securities Act (other than a registration statement on Form S-8), the Trimaran Investors or the BSMB Investors may request a Demand Registration of such of the then outstanding Registrable Securities held by the Sponsor Investors as a group as the Trimaran Investors or the BSMB Investors may specify in such request. Any such request will also specify the intended method of disposition thereof. In no event shall the Company be required to register Registrable Securities pursuant to this Section 7.1.1 on more than a maximum of three separate occasions for the Trimaran Investors and three separate occasions for the BSMB Investors.

          7.1.2. Participation by Other Demand Registrants. Within 10 days after receipt of a notice of a Demand Registration pursuant to Section 7.1.1, the Company will give written notice of such requested registration to all other Demand Registrants. The Company will then use its best efforts expeditiously to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by the Demand Registrants, and all other Registrable Securities which the Company has been requested to register by other Demand Registrants by notice delivered to the Company within 20 days after the giving of such notice by the Company. Subject to Sections 7.1.5 and 7.4.1, such participation by other Demand Registrants shall constitute a Demand Registration pursuant to Section 7.1.1.

          7.1.3. Registration on Form S-3. At any time after the Company becomes eligible to file a Registration Statement on Form S-3, any Demand Registrant may request the Company to effect the registration on Form S-3 of such number of Registrable Securities held by such holder as shall be specified in the request. Any such request will also specify the intended method of disposition thereof. Promptly after receipt of such notice, the Company will give written notice of such requested registration to all other Demand Registrants. The Company will then use its best efforts expeditiously to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Demand Registrants, and all other Registrable Securities which the Company has been requested to register by other Demand Registrants by notice delivered to the Company within 20 days after the giving of such notice by the Company.

          7.1.4. Postponement. The Company may postpone for a period of up to 60 days the filing or the effectiveness of any registration requested pursuant to this Section 7.1 if the Board of Directors of the Company in good faith determines that such registration is likely to have an adverse effect on any plan, proposal or agreement by the Company with respect to any disposition, financing, acquisition, recapitalization, reorganization or other material transaction; provided, however, that the Company may not exercise such right of postponement more frequently than one time in any

  12-month period; and provided, further, that the Company shall provide written notice of any such postponement to each holder of Registrable Securities.

          7.1.5. Payment of Expenses. The Company shall pay all Registration Expenses in connection with all registrations effected pursuant to this Section 7.1. However, the Company shall not be required to pay for any expenses of such registration proceeding if the registration request is withdrawn at any time at the request of the holders of the majority of the Shares to be registered pursuant to this Section 7.1 (the "Majority Participating Shareholders") (in which case all participating Shareholders shall bear such expenses). Notwithstanding the foregoing, if the participating Shareholders have learned of a change in the condition, business, or prospects of the Company or in the condition of the financial markets from that known to the initiating Demand Registrants at the time of their request and such change could be expected to have an adverse effect on the proposed offering in the good faith judgment of the Majority Participating Shareholders, then the Shareholders shall not be required to pay any of such expenses in the case of a registration requested pursuant to this Section 7.1 and any Demand Registration right that was exercised pursuant to Section 7.1.1 in connection therewith shall not be forfeited.

          7.1.6. Selection of Underwriters. If a Demand Registration is to be an underwritten offering, the Majority Participating Shareholders will select a managing underwriter or underwriters of recognized national standing (it being understood that placement of an underwriter within the top 10 in the most recently published year end league tables with respect to the type of underwriting being proposed shall be evidence of such national standing) to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

        7.2.  Piggyback Registration.

          7.2.1. Piggyback Rights. If the Company at any time proposes to register any of its equity securities under the Securities Act, for its own account or for the account of any holder of its securities, on a form which would permit registration of Registrable Securities for sale to the public under the Securities Act, or proposes to register any equity securities in a so-called "unallocated" or "universal" shelf registration statement, the Company will each such time give notice to all holders of Registrable Securities who are parties to this Agreement of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. Any such holder may by written response delivered to the Company within 20 days after the giving of any such notice request that all or a specified part of the Registrable Securities held by such holder be included in such registration. Such response shall also specify the intended method of disposition of such Registrable Securities. The Company thereupon will use its best efforts as a part of its filing of such form to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any holder for its failure to do so. No registration of Registrable Securities effected under this Section 7.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 7.1 hereof.

          7.2.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 7.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plan, if such registration is on Form S-4, Form S-8 or any similar form.

          7.2.3. Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 7.2.

        7.3.  Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 7.1 or 7.2, the Company will as expeditiously as reasonably possible:

          7.3.1. Registration Statement. Prepare and (in the case of a registration pursuant to Section 7.1 hereof, promptly and in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. Each such registration made under Section 7.1.1 shall be made on Form S-1, or such other Form as may be consented to by the Majority Participating Shareholders. Such registration statement shall be for an offering to be made on a continuous or delayed basis (a so-called "shelf registration statement") if the Company is eligible for the use thereof and the Majority Participating Shareholders have requested a shelf registration statement.

          7.3.2. Amendments and Supplements to Registration Statement. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statement until the later of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in no event for a period of more than 180 days after such registration statement becomes effective) or (ii) the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act.

          7.3.3. Cooperation. Use its best efforts to cooperate with the seller(s) in the disposition of the Common Stock covered by such registration statement, including without limitation in the case of an underwritten offering pursuant to Section 7.1 causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a "road show" scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering.

          7.3.4. Furnishing of Copies of Registration Statements and Other Documents. Furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any such seller with more than two copies of such exhibits other than incorporated documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such registration statement.

          7.3.5. State Securities Laws. Use its best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified.

          7.3.6. Opinion of Counsel; Comfort Letter. Use its best efforts to obtain all legal opinions, auditors' consents and comfort letters and experts cooperation as may be required, including furnishing to each seller of such Registrable Securities a signed counterpart, addressed or confirmed to such seller, of (i) an opinion of counsel for the Company and (ii) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          7.3.7. Notice of Prospectus Defects. Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          7.3.8. General Compliance with Federal Securities Laws; Section 11(a) Earnings Statement. Otherwise comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

          7.3.9. Exchange Listing. Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are not already so listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the National Market System/NASD or such other market or exchange as the Sponsor Investors may reasonably request.

          7.3.10. Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

          7.3.11. Company Lockup. In the case of an underwritten offering under Section 7.1 hereof, refrain, without the consent of the managing underwriter, for a period from 7 days before the effective date of the registration sale until 180 days after such effective date, from directly or indirectly selling, offering to sell, granting any option for the sale of, or otherwise disposing of any common equity or securities convertible into common equity other than pursuant to Company employee equity plans.

          7.3.12. Participation by Selling Shareholders. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the participating Shareholders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned Persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Shareholders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state laws) or by the Commission in connection therewith.

          7.3.13. Information Regarding Shareholders. If any such registration or comparable statement refers to any Shareholder by name or otherwise as the holder of any securities of the Company then such Shareholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Shareholder, to the effect that the holding by such Shareholder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Shareholder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Shareholder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Shareholder.

          7.3.14. Conversion Only upon Consummation of Offering. No Shareholder shall be required by this Agreement to convert, exercise or exchange any Registrable Security into or for Common Stock except at the applicable closing or closings of an underwritten registered offering and except upon the sale of such Registrable Security in the case of other registered offerings or pursuant to Rule 144.

        7.4.  Additional Procedures in Connection with Underwritten Offerings.

          7.4.1. Demand Registrations. In the case of a registration pursuant to Section 7.1 hereof, whenever the Majority Participating Shareholders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and only securities which are to be distributed by the underwriters designated by such Majority Participating Shareholders pursuant to Section 7.1.6 may be included in such registration. If requested by such underwriters, the Company and each participating seller will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnity and contribution and restrictions on selling additional Shares for a period of up to 180 days (and each Shareholder agrees to accept customary restrictions on selling Shares for the same time period up to 180 days). If the managing underwriter advises the Demand Registrants that the number of shares to be included in a registration pursuant to Section 7.1 hereof should be limited due to market conditions or otherwise, (i) all shares that are not Registrable Securities (other than those sought to be registered by the Company) shall be excluded first, (ii) thereafter, if additional shares must be excluded from such registration, shares sought to be registered by the Company shall be excluded from such registration, and (iii) thereafter, if additional shares must be excluded from such registration, all holders of Registrable Securities held by Shareholders shall share pro rata in the number of shares of Registrable Securities to be excluded from such registration pursuant to this clause (iii), such sharing to be based on the respective numbers of shares requested to be registered by such holders. In the event that the Demand Registrants are unable to include at least 90% of the Registrable Securities such Demand Registrants originally requested be included in a registration statement pursuant to Section 7.1 hereof, the right to a demand registration pursuant to Section 7.1 shall not be forfeited.

          7.4.2. Piggyback Registrations Pursuant to Section 7.2; Cutbacks. In connection with the exercise of any registration rights granted to holders of Registrable Securities pursuant to Section 7.2 hereof, if the registration is to be effected by means of an underwritten offering of Common Stock on a firm commitment basis, the Company may condition participation in such registration by such holders upon inclusion of the Registrable Securities being so registered in such underwriting. In addition, such holders may request that such Registrable Securities be included in any underwritten offering of Common Stock (whether or not on a firm commitment basis). If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter reasonably believes will not jeopardize the success of the offering. In such case, the securities so included shall be reduced as follows: (a) all shares that are not Registrable Securities (other than those sought to be registered by the Company or the Persons, if any, who triggered the registration by exercising a right to demand such registration), shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, (b) if further limitation on the number of shares to be included in the underwriting is required, the number of Registrable Securities held by the Shareholders that may be included in the underwriting shall be reduced pro rata among such selling Shareholders in accordance with the number of Registrable Securities requested by such Shareholders to be registered, (c) if further limitation on the number of shares to be included in the underwriting is required, shares sought by the Company to be included in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the offering is required, and (d) if further limitation on the number of shares to be included in the underwriting is required, the shares held by the Persons who triggered the registration by exercising a right to demand such registration shall be excluded from the offering pro rata in accordance with the number of shares requested by such Persons to be registered (or in such other proportions as such Persons may have agreed). If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by Management Investors to be included in such offering exceeds the amount advisable to be sold for the offering to be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, of the Management Investors which the managing underwriter believes will be advisable for the success of the offering.

          7.4.3. Sellers Party to Underwriting Agreement. If requested by the managing underwriter, the holders of Registrable Securities to be distributed in any underwritten offering shall be parties to the underwriting agreement entered into by the Company in connection therewith, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of such holders of Registrable Securities. In no case shall the holders of Registrable Securities be required in any such underwriting agreement to make representations and warranties other than with respect to their capacity and their ownership of the Registrable Securities proposed to be sold in such underwritten offering.

        7.5.  Shareholder Lockup Agreements in Connection with Public Offerings. Each Shareholder agrees that, if requested by the managing underwriter, without the consent of such managing underwriter it will not, for a period of 180 days following the effective date of the registration statement for an Initial Public Offering directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common equity or securities convertible into common equity, subject to customary exceptions, provided that the officers, directors and all holders of more than 1% of the shares of Common Stock (calculated for the purpose as if all securities convertible into or exercisable for Common Stock, directly or indirectly, are so converted or exercised) of the Company enter such lockup agreements for the same period and on the same terms.

        7.6.  Indemnification and Contribution.

          7.6.1. Indemnities of the Company and the Issuer. The Company will, and hereby does, indemnify and hold harmless each holder of Shares and each seller of Registrable Securities, their respective partners, directors and officers, and each other Person, if any, who controls any such holder or seller within the meaning of Section 15 of the Securities Act (each such Person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable to any Covered Person in any such case for any such loss, claim, damage, liability, action or proceeding (i) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or incorporated document, in reliance upon and in conformity with written information furnished to the Company or on behalf of such Covered Person expressly for inclusion therein or (ii) in the case of a sale directly by a Shareholder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Shareholder engaging in a distribution solely on behalf of such Shareholder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Shareholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. The indemnities of the Company contained in this Section 7.6 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

          7.6.2. Indemnities to the Company. In the event of any registration of Registrable Securities pursuant to Section 7.1 or 7.2, each selling Shareholder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.6.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated therein, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller expressly for inclusion therein, provided that the Shareholder shall not be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive any transfer of Registrable Securities.

          7.6.3. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 7.6, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 7.6, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if the indemnified party reasonably determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such action or that there may be defenses available to such indemnified party different from or in addition to those available to such indemnifying party, then counsel for the indemnified party shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          7.6.4. Contribution. If the indemnification provided for in Sections 7.6.1 or 7.6.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.6 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          7.6.5. Limitation on Liability of Shareholders of Registrable Securities. The liability of each Shareholder in respect of any indemnification or contribution obligation of such holder arising under this Section 7.6 shall not in any event exceed an amount equal to the net proceeds to such Shareholder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such Shareholder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such Shareholder pursuant to such registration.

        7.7.  Reports Under Exchange Act. With a view to making available to the Shareholders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Shareholder to sell securities of the Company to the public without registration, and with a view to making it possible for Shareholders to register the Registrable Securities or pursuant to a registration on Form S-3, the Company agrees to:

    (a)
    use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times commencing 91 days after the effective date of the registration statement for its Initial Public Offering;

    (b)
    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as any Shareholder may reasonably request such action to be taken as soon as practicable (but not later than 120 days) after the end of the fiscal year in which the registration statement for the Initial Public Offering is declared effective;

    (c)
    use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    (d)
    furnish to any Shareholder forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than 90 days after the effective date of the registration statement for the Initial Public Offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing any Shareholder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

        7.8.  Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Sections 7.1 and 7.2 may be assigned by any Shareholder to a transferee of such Registrable Securities. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Shareholders under this Agreement to the same extent as if such transferee were a Shareholder under this Agreement and (ii) be deemed to be a Shareholder hereunder.

        7.9.  Future Changes in Registration Requirements. In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a "Company registration" or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use reasonable efforts to provide Shareholders of Registrable Securities equivalent benefits to those provided under this Agreement.

8.     REMEDIES

        The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

9.     LEGENDS

        9.1.  Restrictive Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

  The sale, encumbrance or other disposition of the shares of stock evidenced by this certificate, are subject to the provisions of a Shareholders Agreement to which the issuer and certain of its shareholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

        Each certificate representing Shares issued to a Sponsor Investor shall also have the following legend endorsed conspicuously thereupon:

  The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, a Sponsor Investor (as such term is used in such Shareholders Agreement).

        Each certificate representing Shares issued to a Management Investor shall also have the following legend endorsed conspicuously thereupon:

  The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, a Management Investor (as such term is used in such Shareholders Agreement).

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares. References in such legends to the Shareholders Agreement shall be deemed to be references to this Agreement.

        9.2.  Securities Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

  The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

        9.3.  Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

        9.4.  Termination of Certain Restrictions. The restrictions imposed by the Securities Act as described in Section 9.2 upon the transferability of Shares shall cease and terminate as to any particular Shares (i) when, in the opinion of Cahill Gordon & Reindel LLP, Akin, Gump, Strauss, Hauer & Feld, L.L.P., or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Whenever (i) such restrictions shall cease and terminate as to any Shares or (ii) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 9.2.

10.   AMENDMENT, TERMINATION, ETC.

        10.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

        10.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions may be waived, only by an agreement in writing signed by the Company, the Trimaran Investors and the BSMB Investors; provided, however, that the consent of the Majority Management Investors shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the Management Investors. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

        10.3. Termination. The rights and obligations (including transfer restrictions) of the parties hereto under Sections 1.5, 1.6, 2, 3, 4, 5, 6.1, 6.3, 6.4 and 6.5 (including all subsections thereof) shall terminate on the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the consummation of a Qualified Public Offering. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

11.   DEFINITIONS

        For purposes of this Agreement:

        11.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:

    (a)
    The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, references to a Section are, unless otherwise specified, to a Section of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

    (b)
    Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

    (c)
    The masculine, feminine and neuter genders shall each include the other.

        11.2. Definitions. The following terms shall have the following meanings:

          11.2.1. "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided that no Management Investor shall be deemed an Affiliate of any Sponsor Investor.

          11.2.2. "Agreed Upon Procedure" shall mean that fair market value will be determined (i) in the case of Management Investors other than the Senior Managers, in good faith by the Board and (ii) in the case of the Senior Managers, in good faith by the Board, provided that if the Senior Manager affected shall disagree, the Company and such Senior Manager shall agree upon an appraiser to value such shares and (i) if the appraisal is within 10% of the Board's valuation, the Company shall pay the appraised value and such Senior Manager shall pay the costs of the appraiser, and (ii) if the appraisal is more than 10% in excess of the Board's valuation, the Board may rescind the offer, but shall pay the costs of the appraiser. If the Company and such Senior Manager are unable to agree upon an appraiser, each shall select an appraiser and such appraisers shall jointly select another appraiser who shall determine the valuation. If the two appraisers chosen by the Company and such Senior Manager are unable to agree upon the third appraiser, the American Arbitration Association in Dallas, Texas shall select an appraiser.

          11.2.3. "Agreement" shall have the meaning set forth in the Preamble.

          11.2.4. "Agreement Among Bidders" shall mean the Agreement Among Bidders dated as of April 28, 2003 by and among Trimaran Fund II, L.L.C. and Bear Stearns Merchant Capital II, L.P.

          11.2.5. "BMSB Directors" shall have the meaning set forth in Section 1.5.1.

          11.2.6. "BSMB Investors" shall have the meaning set forth in the Preamble.

          11.2.7. "Board" shall mean the board of directors of the Company.

          11.2.8. "Cap" shall have the meaning set forth in Section 6.6.7.

          11.2.9. "Cause" shall mean, with respect to a Management Investor, that such Management Investor (i) is convicted of, or pleads guilty to, a felony or a crime involving moral turpitude, (ii) engages in independently verified, continuing and unremedied substance abuse involving drugs or alcohol, (iii) performs an action or fails to take an action that, in the reasonable judgment of a majority of the disinterested members of the board of directors of Reddy Ice Group, constitutes willful dishonesty, larceny, fraud or gross negligence by the Management Investor in the performance of the Management Investor's duties to Reddy Ice Group, or makes a knowing or reckless misrepresentation (including by omission of any material adverse information) to shareholders, directors or officers of the Company, (iv) willfully and repeatedly fails, after ten (10) business days notice, to materially follow the written policies of Reddy Ice Group or instructions of the board of directors of Reddy Ice Group or (v) materially breaches any agreement to which the Management Investor and the Company or any of its Subsidiaries are a party, or materially breaches any written policy, rule or regulation adopted by the Company or any of its Subsidiaries relating to compliance with securities laws or other laws, rules or regulations and such breach is not cured by the Management Investor or waived in writing by Reddy Ice Group within thirty (30) days after written notice of such breach to the Management Investor.

          11.2.10. "Chairman" shall have the meaning set forth in Section 1.5.1.

          11.2.11. "Change of Control" shall have the meaning set forth in Section 6.6.2.

          11.2.12. "Commission" shall mean the Securities and Exchange Commission.

          11.2.13. "Common Stock" shall have the meaning set forth in the Recitals.

          11.2.14. "Company" shall have the meaning set forth in the Preamble.

          11.2.15. "Company Offer Acceptance" shall have the meaning set forth in Section 2.13.

          11.2.16. "Company Offer Notice" shall have the meaning set forth in Section 2.13.

          11.2.17. "Covered Person" shall have the meaning set forth in Section 7.6.1.

          11.2.18. "Cube Acquisition" shall have the meaning set forth in the Recitals.

          11.2.19. "Deadlock Notice" shall have the meaning set forth in Section 1.6.1.

          11.2.20. "Demand Registrant" shall have the meaning set forth in Section 7.1.

          11.2.21. "Demand Registration" shall have the meaning set forth in Section 7.1.

          11.2.22. "Disabled" or "Disability" shall mean, with respect to a Management Investor, (i) the occurrence of a period of 90 consecutive days or 180 out of 360 consecutive days during which the Management Investor is unable to perform his duties due to a mental or physical impairment or (ii) a determination of disability due to mental or physical impairment by an agreed upon medical practitioner selected by Reddy Ice Group and the Management Investor, that it is reasonably likely that an impairment exists with respect to the Management Investor which will, with the passage of time, satisfy clause (i). If Reddy Ice Group and the Management Investor are unable to agree upon a medical practitioner, each shall select a medical practitioner and such practitioners shall jointly select another medical practitioner who shall determine whether or not there is a disability. If the two practitioners chosen by Reddy Ice Group and the Management Investor are unable to agree upon the third practitioner, the American Arbitration Association in Dallas, Texas shall select a medical practitioner.

          11.2.23. "Drag Along Buyer" shall have the meaning set forth in Section 3.2.

          11.2.24. "Drag Along Notice" shall have the meaning set forth in Section 3.2.1.

          11.2.25. "Drag Along Sale Percentage" shall have the meaning set forth in Section 3.2.

          11.2.26. "Drag Along Seller" shall have the meaning set forth in Section 3.2.2.

          11.2.27. "Dragging Shareholder" shall have the meaning set forth in Section 3.2.

          11.2.28. "Dragging Sponsor" shall have the meaning set forth in Section 3.2.

          11.2.29. "Employment Agreements" shall mean the employment agreements entered into by Reddy Ice Group and each of the Management Investors on the effective date of the Merger.

          11.2.30. "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

          11.2.31. "Executive Committee" shall have the meaning set forth in Section 1.5.8.

          11.2.32. "Fair Market Value" shall mean, as of any date, (a) if the non-cash consideration consists of securities that are either listed on the New York Stock Exchange or quoted on the NASDAQ National Market System, then the fair market value of each such security shall be the average of the last reported sales prices of such class of security for the ten consecutive trading days ending on the most recent trading day prior to the date of the First Offer Notice (or, if such sales prices are not readily available, the average closing "bid" prices for the ten consecutive trading days ending on the trading day prior to the date of the First Offer Notice); or (b) in all other cases, the fair market value thereof as determined as of the applicable reference date by agreement of the Majority Sponsor Investors and the Company (who shall cooperate and act in good faith in attempting to reach such an agreement) or, if no such agreement has been reached within 20 days after the first attempt to do so, by a nationally recognized investment banking firm having expertise in the area of valuing such property selected by the Majority Sponsor Investors.

          11.2.33. "First Demand Date" shall have the meaning set forth in Section 7.1.1.

          11.2.34. "First Offer Acceptance" shall have the meaning set forth in Section 2.1.2.

          11.2.35. "First Offer Notice" shall have the meaning set forth in Section 2.1.1.

          11.2.36. "First Offer Shareholder" shall have the meaning set forth in Section 2.1.1.

          11.2.37. "5% Owner" shall have the meaning set forth in the definition of Independent Third Party.

          11.2.38. "Good Reason" shall mean any of the following with respect to a Senior Manager: (a) a material reduction in title, authority or responsibility at Reddy Ice Group, (b) a reduction in Base Salary (as defined in the Employment Agreement applicable to such Senior Manager), (c) the relocation of the Senior Manager's principal place of work by more than 50 miles or (d) a material breach by Reddy Ice Group, the Company or any Subsidiary of the Company of the terms of the Employment Agreement or any Indemnification Agreement applicable to such Senior Manager which is not cured by such other party or waived by the Senior Manager within thirty (30) days after written notice of such breach from the Senior Manager to Reddy Ice Group.

          11.2.39. "Indemnification Agreements" shall mean the indemnification agreements entered into by (i) the Company and each director and officer of the Company on or about the effective date of the Merger and (ii) Reddy Ice Group and each director and officer of Reddy Ice Group on or about the effective date of the Merger.

          11.2.40. "Independent Third Party" shall mean any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of 5% of the Company's Shares on a fully-diluted basis (a "5% Owner"), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons and (iv) is neither a portfolio company of any such 5% Owner nor a subsidiary of any portfolio company of any such 5% Owner.

          11.2.41. "Initial Public Offering" means the first Public Offering.

          11.2.42. "Investor Subscription Agreement" shall mean the Investor Subscription Agreement dated as of May 12, 2003 by and among the Company, the Trimaran Investors, the BSMB Investors and the Senior Managers, as amended on or prior to the date hereof.

          11.2.43. "Majority Management Investors" shall mean, as of any date, the holders of a majority of the Management Investor Shares outstanding on such date.

          11.2.44. "Majority Participating Shareholders" shall have the meaning set forth in Section 7.1.5.

          11.2.45. "Majority Sponsor Investors" shall mean, as of any date, the holders of a majority of the Shares of Common Stock held by the Trimaran Investors and the BSMB Investors on such date.

          11.2.46. "Management Directors" shall have the meaning set forth in Section 1.5.1.

          11.2.47. "Management Investors" shall have the meaning set forth in the Preamble.

          11.2.48. "Managers' Subscription Agreement" shall mean the Subscription Agreement dated as of August 14, 2003 by and among the Company and the Management Investors other than the Senior Managers.

          11.2.49. "Material Approval Resolution" shall mean a resolution of the Board proposing any of the following actions or any other action regarding a material event relating to the Company, including material acquisitions and investments, merger, sale of the business or material assets, the incurrence, repayment or cancellation of non-ordinary course indebtedness, approval of material capital expenditures outside of budgeted amounts, the sale, exchange, redemption, purchase, issuance or cancellation of capital stock, options or warrants, the termination or appointment of a member of senior management, extraordinary management compensation, and any material change in the Company's line of business.

          11.2.50. "Members of the Immediate Family" shall mean, with respect to any individual, each child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the individual's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than fifty percent of the voting interests.

          11.2.51. "Merger" shall have the meaning set forth in the Recitals.

          11.2.52. "Merger Agreement" shall have the meaning set forth in the Recitals.

          11.2.53. "Monitoring and Management Services Agreement" means that certain monitoring and management services agreement dated the date hereof by and among the Company, Reddy Ice Group, Cube Acquisition and Affiliates of the Sponsor Investors, relating to monitoring and management services to be performed for the Company by Affiliates of the Sponsor Investors or their designees.

          11.2.54. "Non-Vetoing Directors" shall have the meaning set forth in Section 1.6.1.

          11.2.55. "Offeror" shall have the meaning set forth in Section 1.6.2.

          11.2.56. "Option Agreements" shall mean the option agreements entered into by the Company and certain employees of the Company and its Subsidiaries from time to time relating to the Option Plan.

          11.2.57. "Option Plan" shall mean the Reddy Ice Holdings, Inc. 2003 Stock Option Plan effective as of August 15, 2003.

          11.2.58. "Options" shall mean any options or warrants to subscribe for, purchase or otherwise acquire Common Stock.

          11.2.59. "Participating First Offer Buyer" shall have the meaning set forth in Section 2.1.2.

          11.2.60. "Participating Seller" shall have the meaning set forth in Sections 3.1.2 and 3.2.2.

          11.2.61. "Permitted Holders" shall mean (i) the Trimaran Investors, (ii) the BSMB Investors, (iii) any Affiliate of any Person referred to in the immediately preceding clause (i) or (ii), (iv) any officer or director of the Company or its subsidiaries who owns Common Stock or Preferred Stock of the Company immediately after giving effect to the Merger and (v) any Related Party. Except for a Permitted Holder specifically identified by name, in determining whether Common Stock is owned by a Permitted Holder, only Common Stock acquired by a Permitted Holder in its described capacity shall be treated as "beneficially owned" by such Permitted Holder.

          11.2.62. "Permitted Transferee" shall mean, as to each Share, a Transferee of such Share resulting from a Transfer described in Section 4.1.1, 5.1 or 5.2.

          11.2.63. "Person" shall mean any individual, partnership, corporation, limited liability company, company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

          11.2.64. "Preferred Stock" shall have the meaning set forth in the Recitals.

          11.2.65. "Prospective Buyer" shall mean any Person.

          11.2.66. "Prospective Selling Shareholder" shall have the meaning set forth in Sections 2.1, 3.1 and 3.2.

          11.2.67. "Public Offering" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

          11.2.68. "Qualified Public Offering" shall mean a Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form) in which the aggregate price to the public of all such Common Stock sold in such offering shall be equal to or exceed $100,000,000.

          11.2.69. "Reddy Ice Group" shall have the meaning set forth in the Recitals.

          11.2.70. "Registrable Securities" shall mean (i) all shares of Common Stock issued or issuable to any Shareholder, (ii) all shares of Common Stock issuable, directly or indirectly, upon exercise of any Option or conversion of any Convertible Security issued or issuable to any Shareholder, and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of their offer and sale under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including, without, application of paragraphs (c), (e) (f) and (h) of Rule 144), or (d) such securities shall have ceased to be outstanding.

          11.2.71. "Registration Expenses" shall mean all expenses incident to performance of or compliance with Sections 7.1, 7.2 and 7.3 hereof by the Company, including without limitation all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the fees and disbursements (up to $100,000 with respect to each registration) of one counsel (such counsel to be acceptable to the holders of a majority of the Registrable Securities being registered) for the Shareholders on whose behalf Registrable Securities are being registered, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases.

          11.2.72. "Regulation D" shall mean Regulation D under the Securities Act.

          11.2.73. "Related Party" shall mean (i) any controlling stockholder, controlling member, general partner, majority owned subsidiary or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (ii) any estate, trust corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such Persons referred to in the immediately preceding clause (i) or (iii) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (ii) acting solely in such capacity.

          11.2.74. "Repurchase Notice" shall have the meaning set forth in Section 6.5.3.

          11.2.75. "Restricted Shares" shall mean those Shares of Common Stock and Preferred Stock issued to Management Investors subject to vesting schedule and the restrictions on Transfer set forth in Section 6.6.

          11.2.76. "Rule 144" shall mean Rule 144 under the Securities Act.

          11.2.77. "Sale" shall have the meaning set forth in Section 3.1.

          11.2.78. "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

          11.2.79. "Senior Managers" shall mean William P. Brick, Jimmy C. Weaver, Steven J. Janusek and Ben D. Key.

          11.2.80. "Share Equivalents" shall mean any rights, warrants, options, participations or other equivalents of or interests in (whether vested or unvested and however designated) equity of the Company.

          11.2.81. "Shareholders" shall have the meaning set forth in the Preamble.

          11.2.82. "Shares" shall mean all shares of Common Stock and all shares of Preferred Stock. Unless otherwise specified, whenever a reference is made in this Agreement to "Shares" without specifying Shares of "Common Stock" or "Preferred Stock" such reference shall be to both Common Stock and Preferred Stock with each such Share counted as one Share for purposes of numerical Share calculations hereunder.

          11.2.83. "Sponsor Investors" shall have the meaning set forth in the Preamble.

          11.2.84. "Subscription Agreements" shall mean the Investor Subscription Agreement and the Managers' Subscription Agreement.

          11.2.85. "Subsidiary" shall mean, with respect to a Person, all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which such Person owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which such Person otherwise directly or indirectly controls or directs the policies or operations or (c) which would be considered Subsidiaries of such Person within the meaning of Regulation S-K or Regulation S-X.

          11.2.86. "Tag Along Notice" shall have the meaning set forth in Section 3.1.1.

          11.2.87. "Tag Along Offer" shall have the meaning set forth in Section 3.1.2.

          11.2.88. "Tag Along Offerors" shall have the meaning set forth in Section 3.1.1.

          11.2.89. "Tag Along Sale Percentage" shall have the meaning set forth in Section 3.1.1.

          11.2.90. "Tag Along Sellers" shall have the meaning set forth in Section 3.1.2.

          11.2.91. "Transfer" shall mean any sale, pledge, hypothecation, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

          11.2.92. "Transfer Restriction Termination Date" shall have the meaning set forth in Section 4.1.3.

          11.2.93. "Trimaran Directors" shall have the meaning set forth in Section 1.5.1.

          11.2.94. "Trimaran Investors" shall have the meaning set forth in the Preamble.

          11.2.95. "Vetoing Directors" shall have the meaning set forth in Section 1.6.1.

12.   MISCELLANEOUS

        12.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

        12.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by fax with confirmation by United States mail, in each case, addressed as follows:

          To the Company:

      c/o Trimaran Fund Management, L.L.C.
      425 Lexington Avenue
      New York, NY 10017
      Attention: Steven Flyer
      Facsimile No.: (212) 885-4350

      and

      c/o Bear Stearns Merchant Fund Corp.
      383 Madison Avenue
      40th Floor
      New York, NY 10179
      Attention: David King
      Facsimile No.: (212) 272-7425

          With a copy (which shall not constitute notice) to:

      Cahill Gordon & Reindel LLP
      80 Pine Street
      New York, NY 10005
      Attention: Roger Meltzer, Esq.
      Facsimile No.: (212) 269-5420

        If to any other Shareholder, to such Shareholder at the address set forth in the stock record book of the Company.

        Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

        Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered or sent by fax and (b) two business days after being sent by Federal Express, DHL or UPS. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

        12.3. Binding Effect, etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter (except as set forth in Section 1.2), and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

        12.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

        12.5. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof

        12.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

        12.7. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof

        12.8. Register. The Company shall maintain a register listing each holder of Shares and shall promptly make available such register to any holder of Shares upon request.

13.   GOVERNING LAW, ETC.

        13.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        13.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court for the District of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.3 hereof is reasonably calculated to give actual notice.

        13.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

THE COMPANY:	REDDY ICE HOLDINGS, INC.
	By:	/s/ STEVEN A. FLYER
		Name:	Steven A. Flyer
		Title:	President
	By:	/s/ DAVID E. KING
		Name:	David E. King
		Title:	Vice President and Secretary
THE TRIMARAN INVESTORS:	TRIMARAN FUND II, L.L.C.
	By:	Trimaran Fund Management, L.L.C., its investment manager
	By:	/s/ STEVEN A. FLYER
		Name:	Steven A. Flyer
		Title:	Managing Director
TRIMARAN PARALLEL FUND II, L.P.
	By:	Trimaran Fund Management, L.L.C., its investment manager
	By:	/s/ STEVEN A. FLYER
		Name:	Steven A. Flyer
		Title:	Managing Director
TRIMARAN CAPITAL, L.L.C.
	By:	Trimaran Fund Management, L.L.C., its investment manager
	By:	/s/ STEVEN A. FLYER
		Name:	Steven A. Flyer
		Title:	Managing Director

CIBC EMPLOYEE PRIVATE EQUITY FUND (TRIMARAN) PARTNERS
	By:	Trimaran Fund Management, L.L.C., its investment manager
	By:	/s/ STEVEN A. FLYER
		Name:	Steven A. Flyer
		Title:	Managing Director
CIBC MB INC.
	By:	Trimaran Fund Management, L.L.C., its investment manager
	By:	/s/ STEVEN A. FLYER
		Name:	Steven A. Flyer
		Title:	Managing Director
THE BSMB INVESTORS:	BEAR STEARNS MERCHANT BANKING PARTNERS II, L.P.
	By:	Bear Stearns Merchant Capital II, L.P., its general partner
	By:	JDH Management, L.L.C., its special limited partner
	By:	/s/ DAVID E. KING
		Name:	David E. King
		Title:	Senior Managing Director
BEAR STEARNS MERCHANT BANKING INVESTORS II, L.P.
	By:	Bear Stearns Merchant Capital II, L.P., its general partner
	By:	JDH Management, L.L.C., its special limited partner
	By:	/s/ DAVID E. KING
		Name:	David E. King
		Title:	Senior Managing Director

BEAR STEARNS MB-PSERS II, L.P.
By:	Bear Stearns Merchant Capital II, L.P., its general partner
By:	JDH Management, L.L.C., its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director
THE BSC EMPLOYEE FUND III, L.P.
By:	Bear Stearns Merchant Capital II, L.P., its general partner
By:	JDH Management, L.L.C., its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director
THE BSC EMPLOYEE FUND IV, L.P.
By:	Bear Stearns Merchant Capital II, L.P., its general partner
By:	JDH Management, L.L.C., its special limited partner
By:	/s/ DAVID E. KING
	Name:	David E. King
	Title:	Senior Managing Director

THE MANAGEMENT INVESTORS:	/s/ WILLIAM P. BRICK William P. Brick
/s/ JIMMY C. WEAVER Jimmy C. Weaver
/s/ STEVEN J. JANUSEK Steven J. Janusek
/s/ BEN D. KEY Ben D. Key
/s/ RAYMOND D. BOOTH Raymond D. Booth
/s/ GRACE E. CORBINO Grace E. Corbino
/s/ BILLY W. DANIEL Billy W. Daniel
/s/ TOMMY L. DANN Tommy L. Dann
/s/ GRAHAM D. DAVIS Graham D. Davis
/s/ JOSEPH A. GELOSO Joseph A. Geloso
/s/ NANCY G. GREEN Nancy G. Green
/s/ JOHN M. HAYES JR. John M. Hayes Jr.
/s/ KENNETH B. HIMES Kenneth B. Himes

/s/ ROBERT L. HOBSON Robert L. Hobson
/s/ MARIE R. METZGER Marie R. Metzger
/s/ WILLIAM A. NEWBERRY William A. Newberry
/s/ MARK A. STEFFEK Mark A. Steffek
/s/ WILLIAM A. TOLANY William A. Tolany

SCHEDULE A

RESTRICTED STOCK

Management Investor	Shares of Restricted Common Stock	Shares of Restricted Preferred Stock
William P. Brick	91.48378	91.48378
Jimmy C. Weaver	53.91008	53.91008
Graham Davis	26.86428	26.86428
Steven J. Janusek	22.65313	22.65313
Ben D. Key	21.78185	21.78185
Tommy L. Dann	9.48721	9.48721
Billy W. Daniel	7.79306	7.79306
Joseph A. Geloso	9.48721	9.48721
William A. Newberry	6.53940	6.53940

QuickLinks

  Exhibit 9.1
REDDY ICE HOLDINGS, INC. SHAREHOLDERS AGREEMENT
TABLE OF CONTENTS
Reddy Ice Holdings, Inc. Shareholders Agreement
SCHEDULE A RESTRICTED STOCK